UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2011

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

In November 2007, P. H. Glatfelter Company (the "Company"), acting through Glatfelter Pulp Wood Company ("GPW"), a wholly-owned subsidiary, sold certain timberlands and received as consideration a $43.2 million, 20-year interest-bearing note receivable (the "Glawson Note") from the buyer, Glawson Investments Corp. ("Glawson") and GIC Investments LLC. This transaction was accounted for as an installment sale. The Glawson Note was secured by a letter of credit having a face value of $43.2 million (the "Letter of Credit") issued by The Royal Bank of Scotland plc ("Royal Bank"). In January 2008, GPW contributed the Glawson Note and the Letter of Credit to another of the Company’s wholly-owned subsidiaries, GPW Virginia Timberlands, LLC ("GPW Virginia"). GPW Virginia monetized the Glawson Note by entering into a $36.7 million term loan agreement (the "2008 Term Loan") with SunTrust Bank. The 2008 Term Loan, scheduled to mature in January 2013, was secured by all of the assets of GPW Virginia, including the Glawson Note, the Letter of Credit and additional notes with an aggregate principal amount of $9.2 million that the Company issued in favor of GPW Virginia (collectively, the "Monetization Transaction").

Under terms of the Monetization Transaction, a minimum credit rating must be maintained by Royal Bank as the issuer of the Letter of Credit. As previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, on October 7, 2011, the long-term obligation rating of Royal Bank was downgraded to a level that is below the required minimum credit rating level. The Glawson Note can be accelerated if Royal Bank is not replaced by another acceptable bank within 45 days of Glawson receiving notice of the downgrade.

On December 5, 2011, GPW Virginia, after discussions with Glawson and SunTrust, accelerated the maturity of the Glawson Note to December 5, 2011, which triggered an unwind of the Monetization Transaction. The effect of the unwind was: i) the receipt in full of the $43.2 million Glawson Note owed to GPW Virginia; and ii) the payment in full of the $36.7 million indebtedness owed by GPW Virginia to SunTrust under the 2008 Term Loan. As a result of the unwind, the Company received net proceeds of approximately $6.2 million, after accrued interest.

As a result of collapsing the Monetization Transaction the tax expense, previously recorded and deferred, on the gain on sale of the timberlands became payable. However, due to the Company’s current tax position, there will be no impact to cash taxes paid.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

December 5, 2011	By:	David C. Elder

Name: David C. Elder
Title: Vice President and Corporate Controller